EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


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                         SUBSIDIARIES OF THE REGISTRANT

                                                                                       State of
                                                                     Percentage      Incorporation
                                                                         of               or
         Parent                          Subsidiary                   Ownership      Organization
         ------                          ----------                   ---------      ------------
Classic Bancshares, Inc.                Classic Bank                    100%           Federal
Classic Bancshares, Inc.   The First National Bank of Paintsville       100%           Federal
      Classic Bank                 AFS Service Corporation              100%           Kentucky
                                      (Dissolved during
                                        Fiscal 1998)